EXHIBIT 10.1
EXECUTION COPY
SUBSCRIPTION AGREEMENT
     This Subscription Agreement (this “Agreement”) is dated as of February 6, 2008, among MBF Healthcare Acquisition Corp., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, an “Purchaser” and collectively, the “Purchasers”).
     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:
     “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company or any of its respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.
     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.
     “Aggregate Investment Amount” means the aggregate of all Investment Amounts, which amount shall be Thirty Five Million Dollars ($35,000,000).
     “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
     “CHS” has the meaning ascribed to such term in the definition of the CHS Transaction.
     “CHS Transaction” means the purchase by the Company of all of the issued and outstanding capital stock of Critical Homecare Solutions Holdings, Inc., a Delaware corporation (“CHS”), pursuant to a Stock Purchase Agreement by and among the Company, CHS, Kohlberg Investors V, L.P., a Delaware limited partnership, as Purchasers’ representative, and the Purchasers (the “Stock Purchase Agreement”).
     “Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.
     “Closing Date” means the date of the Closing, which date shall be the same day upon which the closing of the CHS Transaction occurs, following the satisfaction of each of the conditions applicable to the Closing as set forth in Section 2.2 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” means the common stock of the Company, $0.0001 par value per share.

     “Disclosure Package” means (i) the Prospectus and (ii) each “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Filing Date” means, with respect to the Registration Statement required to be filed hereunder, the 30th calendar day following the Closing Date.
     “Investment Amount” means, with respect to each Purchaser, the investment amount indicated below such Purchaser’s name on the signature page of this Agreement.
     “Lien” means any lien, charge, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.
     “Material Adverse Effect” means a material adverse effect on the business, results of operations, properties or assets of the Company; provided, however, that “Material Adverse Effect” shall not include the impact on such business, results of operations, properties or assets arising out of or attributable to (i) effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States (in each case, that do not disproportionately affect the Company relative to other businesses in the industry in which the Company operates), (ii) effects arising from changes in laws or GAAP, (iii) effects relating to the announcement of the execution of this Agreement or the transactions contemplated hereby, or (iv) effects resulting from compliance with the terms and conditions of this Agreement or the Stock Purchase Agreement by the Company.
     “Per Share Purchase Price” equals $7.65.
     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
     “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     “Registration Statement” means the registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registration Statement.
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or, to the extent replaced, the comparable successor thereto.
     “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or, to the extent replaced, the comparable successor thereto.
     “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or, to the extent replaced, the comparable successor thereto.
     “SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

     “Securities” means the Shares.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shares” means the shares of Common Stock issued or issuable to the Purchasers pursuant to this Agreement.
     “Stock Purchase Agreement’’ has the meaning ascribed to such term in the definition of CHS Transaction.
     “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed or admitted for trading on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.
     “Trading Market” means the American Stock Exchange (“AMEX”) or, if the Company’s Common Stock is not listed on AMEX, such other exchange or quotation system on which the Common Stock is listed or quoted for trading on the date in question.
     “Transaction Documents” means this Agreement, the Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.
ARTICLE II
PURCHASE AND SALE
     2.1 Closing; Escrow.
          (a) Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the Shares representing such Purchaser’s Investment Amount. Promptly upon the satisfaction of each of the applicable conditions set forth in Section 2.2, the Closing shall occur at the offices of Akerman Senterfitt, One Southeast 3rd Avenue, Suite 2500, Miami, Florida 33131or at such other location or time as the parties shall mutually agree.
          On the date of the CHS Transaction closing, the Company shall have, and the Purchasers hereby grant to the Company, the right to deduct the Aggregate Investment Amount from the Estimated Purchase Price (as such term is defined in the Stock Purchase Agreement) otherwise payable to the Purchasers under the terms of the Stock Purchase Agreement.
     2.2 Closing Conditions.
          (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser a certificate evidencing a number of Shares registered in the name of such Purchaser or a book-entry transfer of the Shares to such Purchaser equal to such Purchaser’s Investment Amount divided by the Per Share Purchase Price. The Company will not issue any fractional Shares and, instead, each Purchaser’s Investment Amount will be reduced by an amount equal to the Per Share Purchase Price multiplied by the fractional share interest to which the Purchaser would otherwise be entitled.
          (b) The obligations of each party at the Closing to consummate the transactions contemplated at the Closing shall be subject to the satisfaction or waiver of all of the conditions to closing the CHS Transaction set forth in the Stock Purchase Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:
          (a) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
          (b) Authorization; Enforcement. Other than the Buyer Stockholder Approval (as such term is defined in the Stock Purchase Agreement), the Company has all requisite corporate power and authority, and has taken all requisite corporate action to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith, except for the Buyer Stockholder Approval. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) general principles of equity.
          (c) No Conflicts. Other than the Buyer Stockholder Approval, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of clause (iii), such as would not, individually or in the aggregate, reasonably be expected to be material to the business or the operation of the Company or materially impair the Company’s ability to consummate the transaction contemplated hereby.
          (d) Filings, Consents and Approvals. Other than the Buyer Stockholder Approval, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of Form D with the Commission and such filings required by state securities laws, which the Company will promptly and timely make, and (ii) such other filings as may be required following the Closing Date under the Securities Act and the Exchange Act.
          (e) Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and preemptive rights. The Company has reserved from its duly authorized capital stock all of the Shares issuable pursuant to this Agreement.
          (f) Capitalization. The capitalization of the Company conforms as to legal matters to the description thereof contained in the Company’s most recent periodic report filed with the Commission at least two Business Days prior to the date hereof. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The Company has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into, exchangeable for, or evidencing the right to subscribe for or acquire securities having the right to vote). All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. In connection with the CHS Transaction, on the Closing Date, the Company will issue Fifty Million Dollars ($50,000,000) of common stock pursuant to a private placement and such shares shall be sold at a price per share no less than the Per Share Purchase Price. Other than the Buyer Stockholder Approval, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
          (g) SEC Reports; Financial Statements. The Company has filed all reports, registrations, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, or with any Governmental Authority, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the rules and regulations of any other Governmental Authority with which the SEC Reports were made or should have been made, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
     3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants on a several (and not a joint or joint and several basis) and as of the Closing Date to the Company as follows:
          (a) Organization; Authority. Such Purchaser is either (i) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or (ii) an individual, with the requisite corporate or partnership power and authority or capacity, as applicable, to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its, his or her obligations thereunder. The execution, delivery and performance by such Purchaser (if not an individual) of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.
          (b) Investment Intent. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account for investment purposes only and not with a present view to or for distributing or reselling such Shares or any part thereof, has no present intention of distributing any of such Shares, other than as set forth herein, and has no arrangement or understanding with any other person or persons regarding the distribution of such Shares (this representation and warranty not limiting such Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws). Such Purchaser has not engaged, during the one month prior to the date of this Agreement, in any short sales with respect to the Common Stock. Such Purchaser further represents that, between the time it became aware of the transactions contemplated by this Agreement and the public announcement of this Agreement or the termination hereof, it has not engaged and will not engage in any trades, whether purchases, sales, short sales or otherwise, with respect to the Common Stock or any other security of the Company.
          (c) Purchaser Status/Residence. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is an ''accredited investor’’ as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act. Each Purchaser represents that, to the extent that he or she is an individual, that he or she is a resident of the state set forth opposite his or her name on signature page, and, to the extent that it is an organizational entity, they it has been organized under the laws of the state or country set forth opposite its name on signature page.
          (d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment. Such Purchaser acknowledges that it is familiar with, and that the Company has made no statements, representations or warranties regarding, the assets and liabilities, the financial condition and prospects of CHS.
          (e) General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
          (f) Access to Information. Such Purchaser acknowledges that it has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) the opportunity to have access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel, nor any other provision in any Transaction Document or the Stock Purchase Agreement, shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents.

          (g) Exemptions from Registration. Such Purchaser understands that the Shares are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Shares.
          (h) No Governmental Approval. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Shares.
          (i) Unregistered Shares. Such Purchaser understands that the Shares have not been registered under the Act or any state securities laws and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder or (ii) sold in reliance on an exemption therefrom.
          (j) No Tax or Legal Advice. Such Purchaser understands that nothing in this Agreement, any other Transaction Document or any other materials presented to such Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer.
          (a) In connection with any transfer of the Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.
          (b) Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.1(c):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO MBF HEALTHCARE ACQUISITION CORP., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.
          (c) Each Purchaser agrees that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
     4.2 Furnishing of Information. As long as any Purchaser owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell such Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.
     4.3 Securities Laws Disclosure; Publicity. By 8:30 a.m. (New York time) on the fourth Business Day following the date of this Agreement, the Company shall issue a press release reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby and file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, nothing herein shall prevent the Company from selling Shares to additional purchasers, provided that, the Company shall make the filings and disclosures as required by this Section 4.3, to the extent required by law.
     4.4 Non-Public Information. The Company covenants and agrees that, following the termination of the existing confidentiality agreements between the Company and the Purchasers, neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company reasonably believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. A definitive proxy statement will be delivered in connection with the CHS Transaction that will publicly disclose all of the material written information heretofore provided to the Purchasers by the Company with respect to the Company.
     4.5 Reservation of Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.
     4.6 Listing of Common Stock. The Company hereby agrees to use commercially reasonably efforts to maintain the listing of the Common Stock on the Trading Market.
     4.7 Registration of Shares.
          (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Shares for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers or sales of the Shares, for such other means of distribution of Shares as the Purchasers may specify. The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Shares on Form S-3, in which case the registration shall be on another appropriate form in accordance herewith). The Company expects to be eligible by April 4, 2008 to register for resale the Shares on Form S-3. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act (including the filing of any necessary amendments, post-effective amendments and supplements) until such date when all of the Shares (i) have been sold or (ii) may be sold free of volume restrictions pursuant to Rule 144 promulgated under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected Purchasers. The Company shall as promptly as possible telephonically request effectiveness of the Registration Statement as of 5:00 pm Eastern Time on a Trading Day. The Company shall immediately notify the Purchasers via facsimile of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of the Registration Statement. The Company shall, by 5:30 pm Eastern Time on the Trading Day after the day the Commission declares the Registration Statement effective, file a Rule 424(b) prospectus with the Commission.

          (b) The Company shall pay all expenses arising from or incident to its performance of, or compliance with, Section 4.7 of this Agreement, including, without limitation, (i) Commission, stock exchange and Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Shares as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of one counsel to the Purchasers not to exceed $25,000, any necessary counsel with respect to state securities law matters, counsel to the Company and of its independent public accountants, and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Purchasers, as the case may be, and (v) any liability insurance or other premiums for insurance obtained in connection with the registration contemplated by Section 4.7 of this Agreement, regardless of whether the Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses.”
          (c) The Company agrees to indemnify and hold harmless each Purchaser and, to the extent such Purchaser is an entity, its partners, directors, officers, affiliates, stockholders, members, employees, trustees and each Person who controls (within the meaning of Section 15 of the Securities Act) such Purchaser from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon (a) any untrue, or allegedly untrue, statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto; and (b) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made; provided, however, that the Company shall not be held liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto in reliance upon and in conformity with information concerning such Purchaser furnished in writing to the Company by or on behalf of such Purchaser expressly for use therein.
          (d) Any person or entity entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable and documented out of pocket fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such

Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all fees and expenses shall be reimbursed as incurred. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding. [Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this Section 9, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without the Indemnifying Party’s written consent if (i) such settlement is entered into more than thirty (30) business days after receipt by the Indemnifying Party of the aforesaid request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request or contested the reasonableness of such fees and expenses prior to the date of such settlement.]
          (e) If the indemnification provided for in this Section 4.7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.7(c) and (d), any reasonable and documented out of pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by any Purchaser shall be limited to the net proceeds received by such Purchaser in the offering.
     4.8 Lock-Up. The Purchasers hereby irrevocably agree that following the Closing and for a period of 180 days from the Closing (the “Lock-Up Period End Date”), the Purchasers will not, directly or indirectly:
          (1) offer for sale, sell, pledge or otherwise dispose of or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of the Shares;
          (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; or
          (3) publicly disclose the intention to do any of the foregoing, for a period commencing on the date of the Closing and ending on the Lock-Up Period End Date;
provided, that, the provisions of Section 4.8 shall not apply to (a) the registration of the offer and sale of Common Stock and the sale of the Common Stock in an offering as contemplated by Section 4.7 of this Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Company to be bound by the terms of this Section 4.8, (c) in the case of any Purchaser who is an individual, dispositions to a member of the immediate family of such Purchaser, any trust for the direct or indirect benefit of such Purchaser and/or the immediate family of such Purchaser (or a charitable trust) or any entity all of whose interests are held by such Purchaser and/or the immediate family of such Purchaser (or entities controlled by such persons), provided that such trust or other entity agrees in writing with the Company to be bound by the terms of this Section 4.8, (d) in the case of any Purchaser who is an individual, dispositions to any beneficiary of such Purchaser pursuant to a will or other testamentary document or applicable laws of descent, provided that such beneficiary agrees in writing with the Company to be bound to the terms of this Section 4.8, (e) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the Closing Date or (f) with the Company’s prior written consent.
     4.9 Form D. No later than ten (10) days after the Closing, the Company shall file a Form D with respect to the Shares as required under Regulation D promulgated under the Securities Act and shall provide a copy thereof to each Purchaser promptly after filing.
ARTICLE V
MISCELLANEOUS
     5.1 Termination. This Agreement will be null and void and have no further force or effect upon the termination of the Stock Purchase Agreement.
     5.2 Fees and Expenses. Except as set forth in Section 4.7(b), each Purchaser and the Company shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares under this Agreement.
     5.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
     5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	MBF Healthcare Acquisition Corp.
121 Alhambra Plaza, Suite 1100
Coral Gables, Florida 33134
Attn: Miguel B. Fernandez

With a copy to:	Akerman Senterfitt
One Southeast 3rd Avenue
Miami, Florida 33131
Attn: Teddy Klinghoffer, Esq.

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature pages hereof;
or such other address as may be designated in writing hereafter, in the same manner, by such Person.
     5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchaser or Purchasers holding no less than a majority of the outstanding Shares; provided, however, that if any amendment or waiver adversely affects any Purchaser or

Purchasers in a disproportionate manner, then the written consent of any Purchaser so affected shall also be obtained. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
     5.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.
     5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchasers.”
     5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 (as to each Purchaser Party).
     5.9 Governing Law. This Agreement shall be governed and construed in accordance with the internal laws (without reference to choice or conflict of laws) of the State of New York. Each party hereby waives all right to a trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement. Each party irrevocably consents to the service of any and all process in any such action, suit or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 5.4.
     5.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.
     5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     5.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     5.13 Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

     5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
     5.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MBF HEALTHCARE ACQUISITION CORP.

/s/ Miguel B. Fernandez

Name:	Miguel B. Fernandez
Title:	Chairman and Chief Executive Officer
Signature Page to MBF Subscription Agreement

     IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

PURCHASERS:

KOHLBERG INVESTORS V, L.P.

By: Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward
Name: Gordon Woodward
Title: Authorized Representative

Number of Shares:	2,214,380
Investment Amount:	$16,940,010

Address of Notice:

Tel:

Fax:

KOHLBERG TE INVESTORS V, L.P.

By: Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward
Name: Gordon Woodward
Title: Authorized Representative

Number of Shares:	1,610,489
Investment Amount:	$12,320,245

Address of Notice:

Tel:

Fax:

Signature Page to MBF Subscription Agreement

KOHLBERG OFFSHORE INVESTORS V, L.P.

By: Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward

Name: Gordon Woodward
Title: Authorized Representative

Number of Shares:	148,330
Investment Amount:	$1,134,730

Address of Notice:

Tel:

Fax:

KOHLBERG PARTNERS V, L.P.

By: Kohlberg Management V, L.L.C., its general partner

/s/ Gordon Woodward

Name: Gordon Woodward
Title: Authorized Representative

Number of Shares:	124,691
Investment Amount:	$953,888

Address of Notice:

Tel:

Fax:

KOCO INVESTORS V, L.P.

By: Kohlberg Management V, L.L.C., its general partner

By:	/s/ Gordon Woodward

Name: Gordon Woodward
Title: Authorized Representative

Number of Shares:	97,798
Investment Amount:	$748,158

Address of Notice:

Tel:

Signature Page to MBF Subscription Agreement

Fax:

S.A.C. DOMESTIC INVESTMENTS, L.P.

By:	S.A.C. Capital Management, LLC,
Its General Partner

By:	/s/ Peter Nussbaum

Name: Peter Nussbaum
Title: Authorized Signatory

Number of Shares:	25,118

Investment Amount:	$192,155

Address of Notice:

Tel:

Fax:

BLACKSTONE MEZZANINE PARTNERS II, L.P.

By:	Blackstone Mezzanine Associates II L.P.,
Its General Partner

By:	Blackstone Mezzanine Management Associates II L.L.C.,
Its General Partner

By:	/s/ Salvatore Gentile

Name: Salvatore Gentile
Title: Authorized Signer

Number of Shares:	96,457

Investment Amount:	$737,897

Address of Notice:

Tel:

Fax:

Signature Page to MBF Subscription Agreement

BLACKSTONE MEZZANINE HOLDINGS II, L.P.

By:	Blackstone Mezzanine Associates II L.P.,
	Its General Partner

By:	Blackstone Mezzanine Management Associates II L.L.C.,
	Its General Partner

By:	/s/ Salvatore Gentile

	Name: Salvatore Gentile
	Title: Authorized Signer

Number of Shares:		4,016

Investment Amount:		$30,725

Address of Notice:

Tel:

Fax:

By:	/s/ Nitin Patel

	Nitin Patel

Number of Shares:		20,068

Investment Amount:		$153,527

Address of Notice:

Tel:

Fax:

By:	/s/ Robert Cucuel

	Robert Cucuel

Number of Shares:		137,755

Investment Amount:		$1,053,830

Address of Notice:

Tel:

Fax:

Signature Page to MBF Subscription Agreement

By:	/s/ Mary Jane Graves

	Mary Jane Graves

Number of Shares:		53,884

Investment Amount:		$412,220

Address of Notice:

Tel:

Fax:

By:	/s/ Chuck Brown

	Chuck Brown

Number of Shares:		4,974

Investment Amount:		$38,054

Address of Notice:

Tel:

Fax:

By:	/s/ Colleen Lederer

	Colleen Lederer

Number of Shares:		11,707

Investment Amount:		$89,561

Address of Notice:

Tel:

Fax:

Signature Page to MBF Subscription Agreement

By:	/s/ Jonathan Manin

	Jonathan Manin

Number of Shares:		7,052

Investment Amount:		$53,952

Address of Notice:

Tel:

Fax:

By:	/s/ Joey Ryan

	Joey Ryan

Number of Shares:		18,437

Investment Amount:		$141,048

Address of Notice:

Tel:

Fax:

Signature Page to MBF Subscription Agreement